EXHIBIT 10.2


                            SHARE PURCHASE AGREEMENT


                                     BETWEEN


                Lari Acquisition Company, Inc. (the "Purchaser"),
             the Emanuel Weintraub Inter Vivos Trust (the 'Trust'),
                        Emanuel Weintraub ("Weintraub"),
                      Neptune Management Corp. ("Neptune"),
                    Heritage Alternatives, Inc. ("Heritage"),
                Neptune Pre-Need Plan, Inc. ("Neptune Pre-Need")
          (the Trust, Weintraub, Neptune, Heritage and Neptune Pre-Need
                 are collectively referred to as the "Vendors")
                            and Lari Corp. ("Lari").





                              DATED: March 26, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1      INTERPRETATION.............................................................................................2
       1.1      Definitions.......................................................................................2
       1.2      Schedules.........................................................................................2
       1.3      Division, Headings, Index.........................................................................5
       1.4      Gender and Number.................................................................................6
       1.5      Currency..........................................................................................7

2      PURCHASE AND PURCHASE PRICE................................................................................7
       2.1      Purchase..........................................................................................7
       2.2      Payment of Purchase Price.........................................................................7
       2.3      Elections.........................................................................................7
       2.4      Effective Date....................................................................................8
       2.5      Excluded Assets and Excluded Liabilities..........................................................8
       2.6      Reconciliation....................................................................................8
       2.7      Payment of Difference.............................................................................8
       2.8      Right of Set-Off..................................................................................8
       2.9      Assignment of Accounts Receivable.................................................................8

3      JOINT AND SEVERAL REPRESTATIONS AND WARRANTIES
                OF THE VENDORS WITH RESPECT TO THE OPERATING ENTITIES.............................................8
       3.1      Corporate Status and Authority....................................................................8
       3.2      Share Capital and Partnership Units:..............................................................9
       3.3      Assets...........................................................................................10
       3.4      Trust Accounts...................................................................................11
       3.5      Business Operations..............................................................................12
       3.6      Financial........................................................................................12
       3.7      Banking..........................................................................................15
       3.8      Insurance........................................................................................15
       3.9      Tax Matters......................................................................................16
       3.10     Employee Matters.................................................................................17
       3.11     Litigation and Claims............................................................................18
       3.12     Contracts and Commitments........................................................................18
       3.13     Contingency and Environmental Liabilities........................................................19
       3.14     Effect of this Transaction.......................................................................20

4      REPRESENTATIONS AND WARRANTIES OF THE TRUST...............................................................21
       4.1      Individual Authority.............................................................................21
       4.2      Receipt of the Securities........................................................................21
       4.3      Solicitation.....................................................................................21
       4.4      Accredited Investor..............................................................................21
       4.5      Residency........................................................................................21
       4.6      Joint and Several................................................................................21

5      COVENANTS OF THE VENDORS..................................................................................22
       5.1      Access to the....................................................................................22


       5.2      Delivery of Books and Records....................................................................23
       5.3      Conduct Prior to Closing.........................................................................23
       5.4      Delivery of Documents............................................................................23
       5.5      Minority Shares:.................................................................................24
       5.6      Joint and Several................................................................................24
       5.7      Vendors' Taxes...................................................................................24

6      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER................................................24
       6.1      Corporate Status and Authority...................................................................24
       6.2      Authorizations...................................................................................24
       6.3      Regulatory Approval..............................................................................24
       6.4      Share Transfer Restrictions......................................................................25
       6.5      Issued Share Capital.............................................................................25
       6.6      Fully Paid Shares................................................................................25
       6.7      General Security Agreement.......................................................................25
       6.8      Purchaser's Liabilities..........................................................................25

7      CONDITIONS OF CLOSING.....................................................................................25
       7.1      Conditions of Closing in Favour of the Purchaser.................................................25
       7.2      Conditions of Closing in Favour of the Vendors...................................................27
       7.3      Parties' Efforts.................................................................................38

8      CLOSING ARRANGEMENTS......................................................................................28
       8.1      Place of Closing.................................................................................28
       8.2      Transfer.........................................................................................28
       8.3      Further Assurances...............................................................................29

9      LIABILITY FOR CLAIMS......................................................................................29
       9.1      Claims...........................................................................................29
       9.2      Subrogation......................................................................................30
       9.3      Insurance........................................................................................30

10     INDEMNITY.................................................................................................30
       10.1     Known Actions and Proceedings....................................................................30
       10.2     Right to Set-Off.................................................................................31

11     GENERAL MATTERS...........................................................................................31
       11.1     Governing Law and Arbitration....................................................................31
       11.2     Entire Agreement.................................................................................31
       11.3     Assignment.......................................................................................31
       11.4     Public Notices...................................................................................31
       11.5     Confidential Information.........................................................................32
       11.6     Non-Waiver.......................................................................................32
       11.7     Indemnification in Respect of Brokers or Agents..................................................32
       11.8     Expenses.........................................................................................32
       11.9     Notices..........................................................................................32


       11.10    Time of the Essence..............................................................................33
       11.11    Further Assurances...............................................................................33
       11.12    Severability.....................................................................................33
       11.13    Counterparts.....................................................................................34


                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference the 26th day of March, 1999 between Lari Acquisition Company, Inc., a company incorporated under the laws of the State of California (the "Purchaser"), the Emanuel Weintraub Inter Vivos Trust (the "Trust"), Emanuel Weintraub, a businessman ("Weintraub"), Neptune Management
Corp., a company incorporated under the laws of the State of California ("Neptune"), Heritage Alternatives, Inc., a company incorporated under the laws of the State of California ("Heritage"), Neptune Pre-Need Plan, Inc., a company incorporated under the laws of the State of California ("Neptune Pre-Need") (the Trust, Weintraub, Neptune, Heritage and Neptune Pre-Need are collectively referred to as the "Vendors") and Lari Corp., a company incorporated under the laws of the State of Florida ("Lari").

WHEREAS:

A. Neptune is the general partner and a 50% owner of each of Neptune-Los Angeles, Ltd., a limited partnership under the laws of the State of California ("Neptune LA"), Neptune-Santa Barbara, Ltd., a limited partnership under the laws of the State of California ("Neptune SB"), Neptune-Miami, Ltd., a limited partnership under the laws of the State of Florida ("Neptune MI"), Neptune-St. Petersburg, Ltd., a limited partnership under the laws of the State of Califomia ("Neptune SP"), Neptune-Ft. Lauderdale, Ltd., a limited partnership under the laws of the State of Florida ("Neptune FT"), Neptune-Nassau, Ltd., a limited partnership under the laws of the State of California ("Neptune NA"), and Neptune-Westchester, Ltd., a limited partnership under the laws of the State of California ("Neptune WT").

B. Heritage is the general partner and a 50% owner of Heritage Alternatives, L.P., a limited partnership under the laws of the State of California ("Heritage ALT").

C. The Vendors operate and carry on a funeral, burial and cremation business known as "Neptune Society" operating under Neptune, Heritage, Neptune Pre-Need (collectively, the "Companies"), Neptune LA, Neptune SB, Neptune MI, Neptune SP, Neptune FT, Neptune NA, Neptune WT and Heritage ALT (collectively, the "Partnerships").

D.   The Trust is the legal and beneficial owner of the following:

     (i)  82% of the issued and outstanding shares of Neptune;
     (ii) 95% of the issued and outstanding shares of Heritage; and
     (iii) all of the issued and outstanding shares of Neptune Pre-Need.

E. The Trust has agreed to sell all of its issued and outstanding shares in the Companies and the Purchaser has agreed to purchase all of its issued and outstanding shares in the Companies.

NOW THEREFORE, in consideration of $10.00 payable by the Purchaser to the Vendors, the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1    INTERPRETATION

1.1 Definitions: In this Agreement and in any schedules and amendments, the following terms shall have the meanings set forth below unless the context otherwise requires:

     (a) "Agreement" means this Agreement including the Schedules attached as the same may be amended or supplemented from time to time;

     (b) "Assets" means all of the Companies' and/or the Partnerships' rights in the Pre-Need Contracts, the Trust Accounts, the Intangible Assets, the Land and Buildings, the Leased Assets, the Leases, the Material Contracts and all other leases and contracts, subject to the Purchaser's right not to assume specific contracts, the Specified Assets, the Other Operating and Fixed Assets and all other fixed assets and equipment used in connection with the Business, all licenses and other rights required in order for the Purchaser to operate the Business, the Insurance Policies, all existing and prospective customer lists, lists of suppliers, employee contracts, promotional material, websites and electronic commerce sites, price lists, the Books and Records and other information relating to the day to day carrying on of the Business but does not include the Excluded Assets or the Excluded Liabilities;

     (c) "Books and Records" means all files, ledgers, correspondence, lists, manuals, reports, texts, notes, memoranda, invoices, receipts, accounts, financial statements, financial working papers, computer discs, tapes or other means of electronic storage, and all other records or documents of any nature or kind whatsoever belonging to the Vendors and the Partnerships in connection with the Business;

     (d) "Business" means the business of providing funeral, burial and cremation services including the provision and sale of pre-need cremation services carried on by the Vendors directly and indirectly through the Partnerships and any other business now carried on by the Vendors and the Partnerships;

     (e) "Business Day" means any day except Saturday, Sunday or any statutory holiday in the State of California;

     (f) "Charter Documents" means articles, articles of incorporation, memorandum, memorandum of association, articles of association, by-laws, limited partnership agreements or any similar constating document of a corporate or limited partnership entity;

     (g) "Claim" means any claim by the Purchaser against the Vendors, or the Vendors against the Purchaser, for any breach of representation, warranty, covenant or other agreement or obligation of the Vendors or Purchaser pursuant to this Agreement;

     (h) "Closing" means the completion of the sale and purchase of the Weiritraub Shares as provided in this Agreement;

     (i) "Closing Date" means April 9, 1999 or such earlier or later date as the parties may agree to in writing;

     (j) "Encumbrances" means and includes, whether or not registered or recorded, any and all:

          (i) mortgages, assignments of rent, liens, licences, leases, charges, security interests, hypothecs, and pledges whether fixed or floating against property (whether real, personal, mixed, tangible or intangible), or conditional sales contracts or title retention agreements or equipment trusts or financing leases relating thereto, or any subordination to any right or claim of others in respect thereof;

          (ii) claims, interests and estates against or in proper (whether real, personal, mixed, tangible or intangible) including easements, rights-of-way servitudes or other similar rights in property granted to or reserved or taken by any person or any governmental body or authority;

          (iii) any option, or other right to acquire, or acquire any interest in, any property; and

          (iv)      other  encumbrances  of  whatsoever  nature and kind against
                    property  (whether  real,  personal,   mixed,   tangible  or
                    intangible);

     (k)  "Effective Date" means March 31, 1999;

     (1) "Escrow Agent" means City National Bank at 400 North Roxbury Drive, Suite 600, Beverly Hills, California, USA 90210;

     (m) "Excluded Assets" means the accounts receivable balance for the (at-need) services in the accounts of the Partnerships, the cash and cash equivalents at the Effective Date and the balance of cash remaining from the collection of accounts receivable at the Effective Date from the sale of pre-need services prior to the Effective Date up to and including the close of business on April 23, 1999 less the amounts due and owing for merchandise, commissions, taxes of all kinds and payments due to the Trust Accounts in accordance with the Pre-Need Contracts sold to the Effective Date;

     (n) "Excluded Liabilities" means all actual or accrued liabilities, including but not limited to all trade payables, commissions payable, sales tax, employee remittances of every kind whatsoever, federal, municipal, and/or state taxes of any kind whatsoever, with respect to the Operating Entities up to the Effective Date and partnership draws accrued to the Effective Date for the benefit of the limited partners of Neptune FT, Neptune NA, Neptune Ml, Neptune SP and Neptune WT;

     (o) "Insurance Policies" means those insurance policies described in Schedule J;

     (p) "Intangible Assets" means those registered and unregistered names, trade names, trademarks, designs, copyrights, patents and similar rights specifically including but not limited to the Trade Names and any proprietary software as described in Schedule E;

     (q) "Land and Buildings" means those interests in real property described in Schedule D;

     (r) "Leased Assets" means those assets included in the Assets which are leased by any of the Operating Entities as lessee and as are described in Schedule B;

     (s) "Leases" means the leases under which the Leased Assets are leased by any of the Operating Entities;

     (t)  "Material  Contracts"  means those  contracts  described in Subsection
          3.12;

     (u)  "Operating Entities" means each of the Companies and the Partnerships;

     (v) "Other Operating and Fixed Assets" means those operating and fixed assets described in Schedule F;

     (w)  "Person" means an individual, a corporation,  a partnership,  a trust,
          an   unincorporated   organization   or   a   government   agency   or
          instrumentality;

     (x) "Place of Closing" means the offices of DuMoulin & Boskovich at Suite 1800, 1095 West Pender Street, Vancouver, B.C.;

     (y) "Pre-Need Contracts" means those pre-need contracts for cremation services sold prior to the death of the beneficiary by or for the Operating Entities, their predecessors and assignors for the provision of funeral cremation services as described in Schedule N;

     (z) "Purchase Price" has the meaning ascribed thereto in Subsection 2.1 of this Agreement;

     (aa) "Securities" means the Note, the Lari Shares and the Weintraub Note as described in Subsection 2.2 of this Agreement;

     (ab) "Specified  Assets" means those specified assets described in Schedule
          C;

     (ac) "Time of Closing" means the time at which the Closing takes place, which shall be 10:00 am, at the Place of Closing on the Closing Date or such other time as the parties may agree upon;

     (ad) "Trade Name" means "Neptune Society";

     (ae) For further clarification, "Trust" means the trust created and defined by the Emanuel Weintraub Inter Vivos Trust Agreement, dated February 26, 1996;

     (af) "Trustee" means Emanuel Weintraub as trustee of the Trust;

     (ag) "Trust Accounts" means all cash, funds and accounts and investments, as described in Schedule G, which arise from the sale of the Pre-Need Contracts which are administered in trust by the Operating Entities;

     (ah) "Unaudited Financial Statements" means the unaudited financial statements of each of the Companies and the Partnerships (except for Heritage), for the 12 month period ending December 31, 1998, a copy of each of which is incorporated as Schedule H; and

     (ai) "Weintraub Shares" means the shares in the capital of Neptune, Heritage and Neptune Pre-Need beneficially owned by Weintraub, either directly or indirectly, at the Time of Closing being that number and class of shares set out in Schedule A to this Agreement.

1.2 Schedules: The following are the schedules delivered concurrently with, and incorporated in, this Agreement:

      Schedule          Description                                                                Reference
      --------          -----------                                                                ---------
         A              Authorized and Issued Share Capital of Each of the Companies                3.2(a)(b)
                        and Issued  Partnership Units of Each of the Partnerships

         B              List of Leased Assets                                                       3.3(b)

         C              List of Specified Assets                                                    3.3(d)

         D              List of Land and Buildings                                                  3.3(h)

   Schedule             Description                                                             Reference
   --------             -----------                                                             ---------
     E                  List of Intangible Assets                                                3.3(i)

     F                  List of Other Operating and Fixed Assets                                 3.3(j)

     G                  List of Trust Accounts                                                   3.4(a)

     H                  Unaudited Financial Statements                                           3.6(a)

     I                  List of Bank Accounts                                                    3.7(b)

     J                  List of Insurance Policies                                               3.8(a)(b)(c)

     K                  List of Employees and Employee Benefit Plans                             3.10(a)(c)

     L                  List of Adverse Proceedings                                              3.8(c) and
                                                                                                 3.11(a)

     M                  List of Material Contracts                                               3.12(a)

     N                  List of Pre Need Contracts                                               3.12(b)

     O                  Required Consents                                                        3.14(a) and
                                                                                                 8.1(a)

     P                  Certificate of Accredited Investor                                       8.1(d)

     Q                  Minority Shareholder Agreements                                          8.1(k)

     R                  Interest Purchase Agreements                                             8.1(l)

     S                  Weintraub Consulting Agreement                                           8.1(n)

     T                  Miller Employment Agreement                                              8.1(o)

     U                  Form of Note                                                             2.4(c)

     V                  Form of Weintraub Note                                                   2.4(d)

     W                  Limited Partner Units Not Tendered                                       6.1


1.3 Division, Headings, Index: The division of this Agreement into sections, subsections and paragraphs and the insertion of headings and any index provided are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4 Gender and Number: Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include both genders.

1.5 Currency: All dollar amounts referred to in this Agreement are stated in United States of America currency, unless otherwise expressly stated.

2    PURCHASE AND PURCHASE PRICE

2.1 Purchase: On the Closing Date and subject to the terms and conditions contained in this Agreement, the Trust shall sell, assign and transfer the Weintraub Shares and Lari through the Purchaser, shall purchase the Weintraub Shares for the aggregate price of $14,698,017.00 (the "Purchase Price").

2.2 Payment of Purchase Price: At the Time of Closing, the Purchase Price will be payable by the Purchaser to the Trust as follows:

     (a) the sum of $506,583.00 by way of a solicitor's cheque payable to the Escrow Agent;

     (b) 513,273 shares of common stock of Lari (the "Lari Shares") issued by Lari to the Trust and delivered to the Escrow Agent in trust for the benefit of the Trust, provided that the closing price of such shares on the NASD OTC on the trading day that is two Business Days prior to the Closing Date (the "Price Date") is equal to or greater than $5.00 per share (the "Deemed Price"). In the event that the Deemed Price is less that $5.00 per share on the Price Date, the Purchaser will deliver on Closing the Lari Shares plus that number of shares in the common trading stock of Lari which will increase the aggregate deemed value of the Lari Shares to $2,566,368.00;

     (c) the sum of $9,625,069.00 by way of an undivided interest to the Trust in a promissory note in the form attached as Schedule U to this Agreement (the "Note"), delivered to the Escrow Agent in trust for the benefit of the Trust; and

     (d) the sum of $2,000,000.00 by way of a promissory note payable by the Purchaser to the Trust in the form attached as Schedule V to this Agreement (the "Weintraub Note");

     which shall be good and sufficient payment to the Trust to the extent of such amounts.

2.3 Effective Date: Notwithstanding the Closing Date, all transactions contemplated in this Agreement will be effective on the Effective Date and all income from the Business will accrue to the benefit of the Purchaser from the Effective Date.

2.4 Excluded Assets and Excluded Liabilities: From and after the Effective Date, the Purchaser will have operational control and responsibility of the management of the Excluded Assets and Excluded Liabilities.

2.5 Interim Payments: The Purchaser will cause the Operating Entities to pay to the Trust on each of May 17, 1999 and June 15, 1999, an amount of $200,000.00 (or such lesser amount in the event that there is insufficient working capital to operate the Business in the ordinary course) subject to withholding or to other statutory deductions, if any (the "Interim Payments").

2.6 Reconciliation: On or before June 30, 1999 (the "Reconciliation Date"), the Purchaser will provide to Weintraub a reconciliation of the Excluded Assets and Excluded Liabilities, being that amount of cash, collections and amounts paid, respectively, from the Effective Date less the Interim Payments.

2.7 Payment of Difference: Any amount of cash and collected receivables that pertain to the Excluded Assets, which is in excess of the amount of payments that pertain to the Excluded Liabilities plus any Interim Payments, will be paid by the Purchaser to the Trust on or before July 15, 1999. Any amount of cash and collected receivables that pertain to the Excluded Assets which is less than the amount of payments that pertain to the Excluded Liabilities plus any Interim Payments will be paid by Weintraub to the Purchaser on or before July 31, 1999.

2.8 Right of Set-Off: In the event that Weintraub owes the Purchaser any amounts in connection with the reconciliation set forth in Section 2, the Purchaser and Lari have the right to set-off any such amount against any money due and owing to Weintraub or to the Trust from the Purchaser or Lari under this or any other Agreement.

3    JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES
     OF THE VENDORS WITH RESPECT TO THE OPERATING ENTITIES

The Vendors jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying upon such representations and warranties in connection with the purchase of the Weintraub Shares:

3.1  Corporate Status and Authority:

     (a) Corporate Status: Each of the Operating Entities has been duly organized and is validly subsisting under the laws of the State of California or the State of Florida as the case may be and have all requisite power and capacity to own or lease the Assets and to carry on the Business. The Operating Entities are duly qualified and licensed to carry on their business in all jurisdictions in which the nature of their business or the properties and assets owned or leased by them make such qualification and licensing necessary and where the failure to be so qualified and licensed would have a material adverse effect on the Business or the Assets;

     (b) Amendments to Charter: The Operating Entities have not made any amendments to their Charter Documents other than those expressly reflected in their corporate records; and

     (c) Corporate Records: The corporate and/or limited partnership records and minute books of the Operating Entities accurately reflect all material proceedings of its directors and shareholders and partnership proceedings, as the case may be, and include complete and accurate minutes of all meetings of its directors, shareholders or partners, as the case may be, copies of all resolutions passed, up-to-date and accurate shareholder, director and partner registers, transfer registers and any other corporate and limited partnership registers required to be maintained by the Operating Entities. All meetings of shareholders, directors and partners, as the case may be, were duly called and held and all resolutions, whether passed at meetings, or in writing, are valid and effectual in all cases where the matters dealt with at such meetings or in such resolutions could have a material effect on the Operating Entities as the case may be.

3.2  Share Capital and Partnership Units:

     (a) Share Capital: The authorized and issued share capital of each of the Companies is accurately described in Schedule A to this Agreement. The shares shown as constituting the issued share capital of each of the Companies have been duly issued and are outstanding and are fully paid and non-assessable;

     (b) Partnership Units: The total number of partnership units outstanding in the capital stock of each of the Partnerships is accurately described in Schedule A to this Agreement; and

     (c) Rights to Acquire Securities: No person has any agreement, option, right or privilege (whether by law, pre-emptive, or contractual), or any interest capable of becoming an agreement, including convertible securities, warrants, or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares of any of the Companies or any of the units in the capital stock of each of the Partnerships.

3.3  Assets:

     (a) Ownership: Except for the Leased Assets, the Operating Entities have good and marketable title to all of the Assets free and clear of all Encumbrances;

     (b) Leased Assets: The Leased Assets are held under valid and subsisting Leases, each of which is listed in Schedule B. Each Lease is in full force and effect and without amendment thereto, and the Leases and the Leased Assets are free and clear of all Encumbrances. Except for the Leases, there are no leases, agreements to lease, tenancy arrangements or licences to which the Operating Entities are a party which have a capitalized value in excess of $1,000. The Operating Entities have not previously assigned the Leases nor sublet their interest in any of the Leased Assets under the Leases. The Operating Entities have not released any of the other parties to such leases from the performance of any of their obligations thereunder. The Operating Entities are not in breach of any of the terms of any Leases, and the Vendors are not aware of any of the other parties to the Leases being in breach of any of the terms of the Leases, and, to the best of the knowledge of the Vendors, no event or condition has occurred which, either immediately or after notice or lapse of time or both, could give rise to the cancellation or termination of any of the Leases. There are no prepaid rents, rent-free periods or outstanding lessor's contributions or obligations for lessee incentives under any of the leases which consist of subleases under which the Operating Entities are a sublessor. The Vendors have no knowledge of anything or matter which does or shall give any of the sublessees under any of the subleases any right of abatement, set-off or deduction in respect of the rent payable by the sublessees;

     (c) Condition of Assets: To the best of the knowledge of the Vendors, all fixed assets and equipment owned or used by the Operating Entities in the conduct of the Business all, of which is listed in either Schedules C or F, have been properly maintained and are in good working order and contain no defects which could adversely affect the operation of the Business to any material degree;

     (d) Condition of Specified Assets: The Specified Assets have been properly maintained and are in good working order and contain no defects which could adversely affect the operation of the Business to any material degree;

     (e) Rights to Assets: No present or former director, officer, shareholder or partner of the Operating Entities or any person not dealing at arm's length with any of the foregoing owns directly or indirectly or has any agreement, option or commitment to acquire or lease, any property, asset, right or license used by the Business;

     (f) Zoning: All real property at which the Operating Entities carry on the Business is zoned to permit the particular activity carried out on such property;

     (g) Rents and Taxes: All rents, operating costs, property taxes (whether municipal, school, general and special taxes, rates, assessments, local improvements charges or frontage taxes), business taxes, development cost charges, other subdivision charges and costs and other levies which are chargeable against the Land and Buildings leased by the Operating Entities have been paid in fill unless the same are not due and payable;

     (h) Land and Buildings: The list the Land and Buildings set out in Schedule D accurately reflects all interests of the Operating Entities in real property used in the conduct of the Business. The Vendors represent that all agreements with respect to the Operating Entities' interests in the Land and Buildings are in force and effect and without amendment thereto and the interests in the Land and Buildings are free and clear of all Encumbrances. To the best of the knowledge of the Vendors, neither asbestos nor urea formaldehyde foam is now used in any of the buildings listed in Schedule D;

     (i) Intangible Assets: The list the Intangible Assets set out in Schedule E accurately reflects all registered and unregistered names, trade names, trademarks, designs, copyrights, patents and similar rights specifically including but not limited to the Trade Names and any proprietary software used in connection with the Business and/or owned or held by the Operating Entities on the date hereof free of Encumbrances; and

     (j) Other Operating and Fixed Assets: The list the Other Operating and Fixed Assets set out in Schedule F accurately reflects all operating and fixed assets owned or held by the Operating Entities having an original capital cost of $500 or more which are not disclosed elsewhere in this Subsection 3.3. Except for sales and purchases in the ordinary course of business since January 12, 1999, the Operating Entities own such assets on the date hereof free of Encumbrances.

3.4  Trust Accounts:

     (a) The Trust Accounts described in Schedule G accurately reflects all funds received by the Operating Entities in connection with the sale of pre-need funeral arrangements or for undelivered funeral merchandise which has been placed in the Trust Accounts on behalf of the pre-need customer to the extent required by the terms of the Pre-Need Contract with the customer and as required by the applicable laws and regulations governing the Trust Accounts as of the date indicated in Schedule G;

     (b) All investments of the Trust Accounts are in accordance with all applicable state and federal laws and regulations pertaining to the investment and administration of such Trust Accounts; and

     (c) The Operating Entities have delivered to the customer, or at the election of the customer stored for the benefit of the customer, all pre-need merchandise sold by the Operating Entities to the customer under the Pre-Need Contracts. Any such storage of merchandise is in an appropriate storage facility in accordance with the applicable laws and regulations regarding such storage.

3.5  Business Operations:

     (a) Operating Authorities: Except as set forth in Subsection 3.11, the Operating Entities have acquired, and currently hold, all permits, licenses, consents, authorizations, approvals, privileges, waivers, exemptions, orders, certificates, rulings, agreements and other concessions granted by or entered into with any governmental or regulatory authority required in connection with the Assets or the Business, that are material to the Assets or the Business and all of the foregoing are in good standing and are being complied with in all material respects;

     (b) Compliance with Laws: The Operating Entities are operating and using the Assets, and are conducting the Business, in compliance with all applicable laws and regulations of each jurisdiction in which the Assets are located or in which they conduct the Business; and

     (c) Jurisdictions in which Business is Carried On: The Operating Entities do not carry on the Business or own or lease any assets in any jurisdiction other than in the State of California, the State of Florida and the State of New York which would require registration or licensing in such jurisdiction.

3.6  Financial:

     (a) Unaudited Financial Statements: The Unaudited Financial Statements present fairly in all material respects the financial position of the Operating Entities as at the respective dates of the said statements and the results of their operations for the 12 month period then ended in accordance with accounting principles used by the Operating Entities applied on a basis consistent annually except as noted in the Thomas-Pierce & Company reconciliations as reviewed by Deloitte & Touche.

     (b) No Material Change: Since January 12, 1999 and up to the date hereof there has been no material adverse change in the nature or condition of the Assets or the Business, financial or otherwise, except changes occurring in the ordinary course of its business, nor has there been any development or threatened or probable development of which the Vendors are aware which materially and adversely affects the Assets or the Business. The Business has been carried on in the ordinary course as it had previously been carried on. In addition, save as disclosed herein, since January 12, 1999 and up to the date hereof the Operating Entities have not:

          (i)       issued any shares, units or other securities;

          (ii) incurred any liability or obligation (absolute or contingent) save current liabilities incurred in the ordinary course of business which as to their nature and amount are consistent with the Business as carried on;

          (iii) discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent) except for current liabilities incurred in the ordinary course of business and except for regularly scheduled payments of term debt and lease payments;

          (iv) declared, paid, authorized or made any dividend, payment or distribution of any kind or nature to its shareholders or partners in their capacity as such or redeemed or purchased or otherwise acquired any of its capital stock or agreed to do so except for an accrual included as an Excluded Liability at March 31, 1999 in the aggregate amount of $24,993.00 to be paid as a partner draw to the limited partners of Neptune FT, Neptune NA, Neptune MI, Neptune SP and Neptune WT as at March 30, 1999;

          (v)       subjected any of the Assets to any Encumbrances;

          (vi) sold or transferred any of the Assets or cancelled or released any debts or claims, except, in each case, in the ordinary course of business;

          (vii)     waived any rights of material value;

          (viii) entered into any transaction or into any contracts or agreements or modifications or cancellations thereof, other than in the ordinary course of business;

          (ix) made or authorized any payment to officers, directors or employees in their capacity as such except in the ordinary course of business and at rates of salary, bonus or other remuneration consistent with remuneration of previous years;

          (x) used any funds other than in the ordinary course of business as theretofore carried on; and

          (xi) made any capital expenditures greater than $1,000 or entered into any lease with a capitalized value greater than $1,000;

     (c) Books and Records: The Books and Records fairly and correctly set out and disclose in all material respects the financial position of the Operating Entities and all material financial transactions of the Operating Entities have been accurately recorded in the Books and Records;

     (d) Liabilities: The Operating Entities do not have any debts or liabilities (whether accrued, contingent, absolute or otherwise and whether or not determined or determinable), including liabilities which arise hereafter based on events which have occurred up to the date hereof, and including liabilities relating to income and other taxes except:

          (i) liabilities disclosed on, reflected in or provided for in the Unaudited Financial Statements;

          (ii)      other liabilities disclosed in this Agreement; or

          (iii)     liabilities   incurred  in  the   ordinary   course  of  its
                    businesses since January 12, 1999;

     (e) Current Liabilities: Notwithstanding paragraph 3.6(d) above, the Operating Entities do not have accounts or trade payables or any other current liabilities, including any sales tax or commissions payable, which exceed $300,000.00 at the Effective Date.

     (f) Receivables: All accounts receivable recorded on the books of the Operating Entities are due and payable and no right of set off or counterclaim exists with respect to those accounts, except for the right of cancellation of Pre-Need Contracts as set forth in those agreements. The reserves taken for doubtful or bad accounts as shown on the Unaudited Financial Statements have been determined on a basis consistent with past practice of the Operating Entities and consistent with the accounting procedures used by the Operating Entities in previous fiscal periods. There is no circumstance of which any of the Vendors is aware which would indicate that such reserve is not adequate;

     (g) Accountants: The Operating Entities have not had any material disagreement or dispute with their auditors or accountants over the accounting or tax treatment of their financial information during this period or for the period ended January 12, 1999; and

     (h) Shareholder and Related Party Loans: At the Time of Closing, the Operating Entities will not be indebted, directly or indirectly, to any of the Vendors, any present or former director, officer, shareholder, partner or employee of the Operating Entities or any person not dealing at arms length with any of the foregoing and none of such persons is indebted to the Operating Entities except for matters arising out of normal relations between employee and employer.

3.7  Banking:

     (a) Loans and Credit Facilities: Except for the promissory note issued by Neptune SP on March 19, 1996, the Operating Entities have not entered into, or otherwise arranged for, any loans, operating lines of credit or other credit facilities (including interest rate or currency swaps, hedging contracts, forward loan or rate agreements or other financial instruments), and do not have outstanding any bonds, debentures, mortgages, notes or other similar indebtedness and the Operating Entities are not obligated to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness;

     (b) Bank Facilities: Schedule I contains a complete and accurate listing showing the name of each bank, trust company or similar financial institution in which the Operating Entities have an account, safety deposit box or other banking facility, including the names of all persons authorized to transact business in respect of such accounts;

     (c) Cash Balance: The Operating Entities have cash and cash equivalents, not including the Trust Accounts, which is no less than $900,000.00; and

     (d) Guarantees/Indemnities: The Operating Entities have not guaranteed or indemnified, or agreed to guarantee or indemnify, or agreed to any other like commitment, in respect of any debt, liability or other obligation of any person.

3.8  Insurance:

     (a) List of Policies: Schedule J contains a complete and accurate listing of all insurance policies of the Operating Entities relating to the Assets and the Business including all property damage, general liability, motor vehicle, director and officer liability and life policies;

     (b) Good Standing: Each of the insurance policies listed in Schedule J is in good standing, all premiums required to be paid by the Operating Entities have been properly paid, there have been no misrepresentations or failures to disclose material facts, and except as provided for by CNA, there has been no refusal to renew any of the policies and none of the Vendors have any knowledge of any facts which might render any of the policies invalid, unenforceable or non-renewable; and

     (c) Outstanding Claims: Except as disclosed in Schedule L no threatened or actual claims against any of the policies described in Schedule J have been made in the last 3 years. The Operating Entities have given notice of or have otherwise presented in a timely fashion every claim under each such insurance policy.

3.9  Tax Matters:

     (a) Filings: Each of the Operating Entities have duly and timely filed all returns, elections and designations required to be filed by it with any taxation authority or if not filed on a timely basis, all fees, penalties, interest and other amounts payable as a result thereof have been paid. No such returns, elections or designations contain any material misstatement or omit any material statements that should have been included and each return, election and designation, including accompanying schedules and statements is true, correct and complete in all material respects;

     (b) Payment: Each of the Operating Entities have paid in full all amounts (including but not limited to sales, capital, use and consumption taxes and taxes measured on income and all instalments of taxes) owing to all federal, state and municipal taxation authorities due and payable by it up to the date of this Agreement;

     (c) Extensions: There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time with respect to the filing of any return, election or designation by, or any payment of any amount by or governmental charge against any of the Operating Entities, nor with respect to the issuance of any assessment or reassessment;

     (d) Adverse Proceedings: To the best of the knowledge of the Vendors, there are no actions, suits, proceedings, investigations or claims by any governmental authority pending or threatened against any of the Operating Entities relating to taxes, governmental charges or assessments, except as described in Schedule L. There are also no matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted or to be asserted by such authority;

     (e) Deductions/Remittances: Each of the Operating Entities have withheld and remitted all amounts required to be withheld by it including without limitation, income tax, Social Security Plan contributions and Employment Insurance premiums and has paid such amounts including any penalties or interest due to the appropriate authority on a timely basis and in the form required under the appropriate legislation;

     (f) Acquisitions: None of the Operating Entities have acquired property from, or disposed of property to, any person, firm or corporation with whom any of the Operating Entities does not deal at arm's length since January 12, 1999; and

     (g) Other Jurisdictions: None of the Operating Entities have filed or are currently required to file any returns, elections or designations with any taxation authority located in any jurisdiction other than the State of California, the State of Florida and the State of New York.

3.10 Employee Matters:

     (a) List of Employees: The list of employees set out in Schedule K is a comprehensive list of the employees and commissioned sales people of the Operating Entities as at March 31, 1999 and includes an accurate description of, the compensation, and/or commission structure, position, job classification, date of hire and age. There have been no material variations to this list since March 31, 1999 except such changes as occur in the ordinary course of business;

     (b) Employment Contracts: Except for the Independent Contractor Agreements and Amendments thereto, as set out in Schedule M and except for the employment contract with Larry Miller to be entered into as contemplated in paragraph 7.1(n), the Operating Entities are not a party to any oral or written consulting contract, management contract, labour services contract or similar agreement for the services of a particular individual and none of the employees of the Operating Entities are employed on other than an indefinite hiring basis terminable on reasonable notice according to law without further liability to the Operating Entities;

     (c) Benefit Plans: Schedule K contains a complete and accurate listing of all benefit, bonus, profit-sharing, retirement income, termination or severance, dental, medical, disability, health or other plan, program, policy or other arrangement in place for the benefit or advantage of the salaried employees of the Operating Entities as at March 22, 1999 and there have been no material variations to this list since that date other than in the ordinary course of business. All contributions required to be made by the Operating Entities to such plans have been properly made and all retirement plans are fully funded, and all returns and other documents have been filed and all amounts owing to any governmental or other regulatory authority relating to such plans, programs, policies or arrangements have been paid;

     (d) Pension Plans: The Operating Entities do not have nor have they ever had a pension plan for any of its directors, officers, employees or affiliates thereof; and

     (e) Employer Associations: None of the Operating Entities is a member of any employer, management, industry or other trade or business association under which any of the Operating Entities is obligated to contribute to any employee or contractor employee benefit fund, including any pension plans, health benefit plans or other similar employee entitlements.

3.11 Litigation and Claims:

     (a) Adverse Proceedings: The list of outstanding claims contained in Schedule L is a complete and accurate listing of all outstanding actions, claims, demands, lawsuits, prosecutions or governmental investigations by or against any of the

          Operating Entities, and there is no other adverse proceeding which is to the knowledge of any of the Vendors pending or threatened by, against, or relating to any of the Operating Entities, the Assets, or the Business. Except as set out in Schedule L, the Vendors are not aware of any basis for any other action, claim, demand, lawsuit, investigation or other adverse proceeding which, if pursued would have a significant likelihood of having a material adverse effect on any of the Operating Entities;

     (b) Compliance Directives: Except as set out in Schedule L, there are no outstanding compliance directives or work orders of which the Vendors are aware relating to the Assets, or the Business, from any police, fire department, sanitation or health authorities, environmental agencies, or from any other federal, state or municipal authority, department or agency, nor do any of the Vendors have notice that there are any matters under formal consideration by any such authorities relating to any of the Operating Entities;

     (c) Notice of Default/Claims: Except as expressly disclosed in this Agreement, none of the Operating Entities have received any notice of any default, violation or termination of any of the Pre-Need Contracts (other than individual cancellations of Pre-Need Contracts within the ordinary course of business), Material Contracts, Leases or other contracts entered into by the Operating Entities which will, or is likely to, result in such a default, violation or termination;

     (d) No Seizure: There is no appropriation, expropriation or seizure of any of the Assets that is pending or, which to the knowledge of any of the Vendors has been threatened against any of the Operating Entities; and

     (e) Trademark and Patent Infringement: Except as set out in Schedule L, the conduct of the Business by any of the Operating Entities does not infringe upon any patent, trademark or other proprietary right, domestic or foreign, of any person in respect of which there is any significant likelihood that it would have a material adverse effect on the Assets or the Business.

3.12 Contracts and Commitments:

     (a) Material Contracts: Other than the Pre-Need Contracts and the Leases, Schedule M contains a complete and accurate listing of all material contracts, agreements, leases, commitments, instruments or other dealings to which each of the Operating Entities is a party, by which either any of the Operating Entities is bound or under which any of the Operating Entities is entitled to any benefits. For the purposes of this Agreement a contract shall be material if:

          (i) performance of any right or obligation by any party to such contract involves a payment by either party of $1,000 or more and having a term of more than one year; or

          (ii) if an expenditure, receipt or transfer or other disposition of property with a value of greater than $1,000 may arise under such contract (other than a contract with a customer or supplier in the ordinary course of business); or

          (iii) if such contract has been entered into out of the ordinary course of business;

     (b) Pre-Need Contracts: Schedule N contains a complete and accurate listing of all active pre-need contracts sold by or for the Operating Entities, their predecessors and assignors for the provision of funeral cremation services as of December 31, 1998;

     (c) Good Standing: Except as disclosed herein, the Operating Entities are not in breach or default of any of the terms of the Material Contracts or Pre-Need Contracts, and none of the Vendors are aware of any breach or default of any of the terms of the Material Contracts or Pre-Need Contracts by any other party thereto, and each such contract is in good standing and in full force and effect without amendment thereto. To the best of the knowledge of the Vendors no state of facts exists, which, after notice or lapse of time or both, would constitute such a default or breach where there is any significant likelihood that such breach or default referred to in this paragraph 3.12(c) would have a material adverse effect on the Assets or the Business; and

     (d) Shareholder Agreements: At the Time of Closing, except for an agreement dated February 11, 1980 between Stanley Zicklin and Neptune's predecessor-in-interest, there will be no shareholder agreements, unanimous shareholder agreements, voting trust, pooling or any other similar agreement among or between any of the shareholders or partners of the Operating Entities.

3.13 Contingency and Environmental Liabilities:

     (a) Compliance: The Operating Entities are in compliance in all material respects with all federal, state and municipal environmental laws and regulations (the "Environmental Laws"). The existing activities of the Operating Entities and the crematories and, to the best knowledge of the Vendors, its prior uses and activities and the uses and activities of other property now or previously owned or operated by the Operating Entities, comply and at all times have complied with all Environmental Laws, with the exception of citations for excessive emissions at Heritage which citations have all been corrected (the "Citations"). The Operating Entities have filed all environmental reports and notifications required to be filed under applicable laws and regulations;

     (b) Notice of Non-Compliance: None of the Operating Entities have nor, to the best knowledge of the Operating Entities, any prior owner or occupant of the property now leased or operated by the Vendors, has received any notice or other communication alleging that they are not in compliance with any Environmental Laws, or alleging any liability under any Environmental Laws, except for the Citations. The Vendors and the Operating Entities are not subject to, and have not been subject to, any claim, judgement, decree, order, writ, citation, fine, penalty, injunction, litigation or proceeding relating to any Environmental Laws, except for the Citations;

     (c) Hazardous Material: None of the Operating Entities nor, to the best knowledge of the Vendors, any other person or entity has engaged in or permitted any operations or activities upon, or any use or occupancy of property now or previously owned or operated by the Operating Entities, resulting in the storage, emission, release, discharge or disposal of any hazardous materials on, in, under or from any property used for or by the Operating Entities;

     (d) Cremation Residue: Except as set forth in Schedule L, none of the Operating Entities have transported or disposed of, or arranged for the transportation or disposal of, any cremation residue or other waste to or at a site which is not in accordance with applicable Environmental Laws;

     (e) No Expenditures: No expenditures will be required in order for the Assets to comply with Environmental Laws in connection with the current operation and continued operation of the activities of the Operating Entities.

3.14 Effect of this Transaction:

     (a) No Adverse Implications: Except as disclosed in Schedule O with respect to certain required consents, neither the execution and delivery of this Agreement nor the completion and performance of the transactions contemplated hereby will:

          (i) give any person the right to terminate or cancel any contractual or other rights with any of the Operating Entities where such termination or cancellation would have a material adverse effect on the Assets or the Business;

          (ii) violate any restriction of any nature applicable to the Vendors or relating to the disposition of any of the Weintraub Shares;

          (iii) result in the creation of any liens or encumbrances on the Assets or in the default under any agreement giving a third party security against the Assets or in the crystallization of any floating charge in a debenture as general security interest in a security agreement granted, issued or assumed by the Operating Entities where any of such events could have a material adverse effect on the Assets or the Business;

          (iv) violate any provision of any indenture, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which any of the Operating Entities is a party or by which any of the Operating Entities or the Assets are bound the violation of which could have a material adverse effect on the Assets or the Business or impair the legality or enforceability of this Agreement or the transactions contemplated hereby; nor

          (v) be contrary to the provisions of the Charter Documents of the Operating Entities;

     (b) Notice Procedure: The Vendors may, at any time up to 5:00 p.m. on the day which is two Business Days prior to the Closing, give notice to the Purchaser advising it of any fact which, except for this Subsection 3.14, would constitute a breach of any of the representations and warranties set out in this Section 3 or Section 4. Such notice shall state that it is being given pursuant to this Subsection 3.14 and shall set out sufficient information to enable the Purchaser to make a reasoned business judgment with respect to the choices set out herein. Upon receipt of such notice, the Purchaser may:

          (i)       postpone the Closing; and

          (ii)      at any  time  prior  to the  Closing  Date as  specified  in
                    Section 1 or as postponed as set out above, either complete the Closing, in which case this Agreement shall be deemed to be amended so that the representation and warranty in respect of which the notice was given shall incorporate the disclosure set out in the notice; or, terminate this agreement without further obligation on the part of any party to this Agreement;

     (c) Joint and Several: The obligations of the Vendors shall be joint and several with respect to all the representations and warranties set out in this Section 3.

4    REPRESENTATIONS AND WARRANTIES OF THE TRUST

The Trustee represents and warrants to the Purchaser and to Lari as follows with respect to the Trust and not with respect to any other of the Vendors. The
Trustee acknowledges that the Purchaser and Lari are relying upon such representations and warranties in connection with the issuance of the
Securities:

4.1 Individual Authority: The Trust has have the legal capacity, power and authority to hold the Securities to be owned by it at the Time of Closing, to enter into this Agreement and to transfer the legal and beneficial title and ownership of the Weintraub Shares to the Purchaser free of Encumbrances;

4.2 Receipt of the Securities: The Trust is accepting the Securities as the Purchase Price as set out in Section 2 only for investment purposes on its own account and not for the purpose of selling the Securities in connection with any distribution of the Purchaser securities. The Trustee acknowledges that the Securities have not been registered under the Securities Act 1933, as amended, or the securities laws of any state of the United States and may not be offered, sold, transferred or assigned without registration under such act or compliance with an exemption from such registration requirement and for this reason, certificates evidencing the Securities shall display the legend, substantially in the form as follows:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR (D) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT PRIOR TO SUCH SALE THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO IT, AS TO THE AVAILABILITY OF AN EXEMPTION."

4.3 Solicitation: The Trustee acknowledges that the Securities to be received by the Trust at Closing were not advertised in printed media of general and regular paid circulation, radio or television.

4.4 Accredited Investor: The Trust is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (U.S.).

4.5 No Trades: The Trustee and the Trust have not traded in the common stock of Lari and will refrain from trading in or selling short any shares in the common stock of Lari or entering into any derivative transactions of same prior to the Closing Date.

4.6  Residency:   The  Trust  is  resident  at  718  North  Elm,  Beverly  Hill,
     California..

4.7 Joint and Several: The obligations of the Trustee and the Trust shall be joint and several with respect to all the representations and warranties set out in this Section 4.

5    COVENANTS OF THE VENDORS

The Vendors covenant and agree with the Purchaser as follows and acknowledge that the Purchaser is relying upon such covenants and agreements in connection with the purchase of the Weintraub Shares:

5.1 Access to the Operating Entities: The Vendors shall forthwith make available to the Purchaser and its authorized representatives and, if requested by the Purchaser, provide a copy to the Purchaser of all title documents, contracts, financial statements, minute books, share certificate books, share registers, limited partnership agreements and records, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information or data relating to the Operating Entities. The Vendors shall afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the property, assets, undertaking, records and documents of the Operating Entities. At the request of the Purchaser, the Vendors shall execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of any property of the Operating Entities or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the assets of the Operating Entities maintained by governmental or other public authorities. At the Purchaser's request, the Vendors shall co-operate with the Purchaser in arranging any such meetings as the Purchaser should reasonably request with:

     (a)  all employees of the Operating Entities;

     (b) customers, suppliers, distributors or others who have or have had a business relationship with the Operating Entities; and

     (c) auditors, solicitors or any other persons engaged or previously engaged to provide services to the Operating Entities who have knowledge of matters relating to the Operating Entities.

     In particular, without limitation, the Vendors shall permit the Purchasers representatives or consultants to conduct such physical review of the inventory of the Operating Entities as is necessary so as to enable the confirmation of the condition of such inventory, to the reasonable satisfaction of the Purchaser. The exercise of any rights of inspection by or on behalf of the Purchaser under this Subsection shall not mitigate or otherwise affect the representations and warranties of the Vendors hereunder, which shall continue in full force and effect. In exercising its rights hereunder the Purchaser shall use its reasonable commercial efforts to avoid interfering with the Business to the extent reasonably practical consistent with the need to complete its review of the Business and the Assets.

5.2 Delivery of Books and Records: At the Time of Closing there shall be delivered to the Purchaser by the Vendors all of the Books and Records. The Purchaser agrees that it will preserve the Books and Records so delivered to it for so long as such Books and Records may be required to enable the Vendors to defend any claim against the Operating Entities which could result in a Claim hereunder and at least until December 31, 2005. The
     Purchaser will permit the Vendors or their authorized representatives reasonable access thereto in connection with the affairs of the Vendors. The Purchaser shall not be responsible or liable to the Vendors for or as a result of any accidental loss or destruction of or damage to any such Books or Records, unless the Purchaser's negligence caused the loss, destruction or damage.

5.3 Conduct Prior to Closing: Without in any way limiting any other obligations of the Vendors hereunder, during the period from the date hereof to the Time of Closing:

     (a) Conduct Business in the Ordinary Course: The Vendors shall cause the Operating Entities to conduct its business in its ordinary and normal course and the Operating Entities shall not, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld), enter into any transaction or take any action that, if effected after January 12, 1999 and before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendors contained herein. In particular the Vendors shall cause the Operating Entities to refrain from entering into any contract or commitment which would, if entered into prior to the date hereof, constitute a Material Contract or Lease, save with the consent of the Purchaser (such consent not to be unreasonably withheld);

     (b) Continue Insurance: The Vendors shall cause the Operating Entities to continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect, shall take out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the Purchaser and shall give all notices and present all claims under all policies of insurance in a due and timely fashion; and

     (c) Preserve Goodwill: The Vendors shall use reasonable commercial efforts to preserve, and cause the Operating Entities to preserve intact the Assets, the Business and to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Operating Entities.

5.4 Delivery of Documents: The Trustee shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer to the Purchaser the Weintraub Shares owned by the Trust with a good and marketable title, free of Encumbrances without any right of set-off;

5.5 Minority Shares: Notwithstanding paragraph 7.1(k), Weintraub will use his reasonable, good faith efforts to deliver to the Purchaser, on or before July 31, 2000, an agreement of the minority shareholders of each of Neptune and Heritage in the form attached to this Agreement as Schedule Q (the "Minority Shareholder Agreements").

5.6  Joint and Several: The covenants and agreements of the Vendors contained in
     Section 5 shall be joint and several.

5.7 Vendors' Taxes: The Vendors are responsible for any federal, state or other taxes which may be payable by them in connection with the completion of the transactions contemplated in this Agreement. Neptune and Heritage are responsible for any federal, state or other taxes which may arise in connection with the purchase by Neptune and Heritage of the limited partnership interests.

6    COVENANTS OF WEINTRAUB AND THE TRUST

Weintraub and the Trust covenant and agree with the Purchaser as follows and acknowledge that the Purchaser is relying upon such covenants and agreement in connection with the purchaser of the Weintraub Shares:

6.1 Limited Partner Units Not Tendered: Schedule W accurately sets out the names and number of units in each Partnership and consideration to be paid to each of the limited partners so listed who have indicated that they will not or may not be tendering their Partnership units for sale at the Closing Date (the "Dissident Partners') to the Purchaser, Lari, Neptune or Heritage, as the case may be (the "Tenderees").

6.2 Reasonable Effort to Cause Tenders of Partnership Units: Weintraub will use reasonable effort to have the Dissident Partners tender their respective Partnership units for sale on or before the Closing Date to the Tenderees. All costs, expenses or any other payments incurred by Weintraub in connection with the above (except the sales price) will be the responsibility of Weintraub and will not be paid or incurred by any of the Operating Entities, Purchaser or Lari.

6.3 Option to Dissolve: If any of the Dissident Partners do not tender their Partnership units to the Tenderees on or before July 28, 1999, Neptune and Heritage may at their option, and in accordance with all applicable Partnership agreements, give written notice to Weintraub of the Partnerships intention to dissolve after July 31, 1999.

6.4 Right to Set-Off: In order for the dissolution of Partnerships as contemplated in Subsection 6.3 to be completed, Weintraub and the Trust agree that the Purchaser will set-off from the July 31, 1999 payment of the Note an amount equal to the total consideration allocated to the Dissident Partner under Schedule W (the "Set-Off Amount") to be used solely, but not necessarily in its entirety for the purchase of the assets of any of the Partnerships being dissolved. The Purchaser and the Trust acknowledge and agree that the Set-Off Amount, if any, will be an unsecured loan to the Purchaser from the Trust and such Set-Off Amount will be repayable, on an installment basis and such other reasonable terms and conditions satisfactory to the Purchaser and the Trust, on the termination of the consulting agreement between the Purchaser and Weintraub which is being entered into pursuant to this Agreement.

6.5 Indemnity: In the event that the dissolution of any of the Partnerships results in any of the Dissident Partners receiving cash distributed on the dissolution which is in excess of the consideration allocated to the Dissident Partner on Schedule W, Weintraub will indemnify the Tenderees to the amount so exceeded and the Purchaser will be entitled to set-off that amount on any monies due to Weintraub or the Trust pursuant to this or any other agreement.

6.6 Right to Recover: If the dissolution of any of the Partnerships results in any of the Dissident Partners receiving cash distributed on the dissolution in an amount less than the amount withheld pursuant to Subsection 6.4 above, the Purchaser will pay that difference to the Trust within 10 Business Days of completing the distribution of assets on the dissolution of a Partnership.

6.7 Majority Tendered: Notwithstanding Schedule W, Weintraub will arrange for greater than 7.5 units of each of the Partnerships, except for Neptune WT and Neptune MI, to be tendered for sale on the Closing Date.

7    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

The Purchaser and Lari represent, warrant and covenant to and with the Vendors as follows and acknowledges that the Vendors are relying upon such representations, warranties and covenants in connection with the sale of the Weintraub Shares:

7.1 Corporate Status and Authority: The Purchaser and Lari are valid and subsisting corporations, duly incorporated and in good standing under the laws of the State of California and Florida, respectively, and are duly qualified to carry on their businesses as they are presently carried on and are duly qualified and authorized to carry on business and are in good standing as a foreign corporation in each jurisdiction in which the character of their properties or the nature of their businesses made such qualification or authorization necessary and have all requisite power and authority to carry on their business as they are now carried on and to own, lease and operate their properties and assets.

7.2 Authorization: The Purchaser and Lari have full corporate power, capacity and authority to enter into this Agreement on the terms and conditions hereof and all necessary corporate acts have been performed in order to authorize this Agreement.

7.3 Regulatory Approval: The Purchaser and Lari have complied and will comply fully with the requirements of all applicable corporate and securities laws in relation to the issue of the Securities and Weintraub Note on the acquisition of the Weintraub Shares (subject to the accuracy of the representations of the Trust contained herein) and Weintraub's entering into a non-competition agreement. The entering into and performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the constating documents of the Purchaser or Lari, any shareholders' or directors' resolution or of any indenture or other agreement, written or oral, to which the Purchaser or Lari may be a party or by which the Purchaser or Lari may be bound or to which it may be subject or any judgment, decree, order, rule or regulation of any court or administrative body by which the Purchaser or Lari is bound or to the knowledge of the Purchaser or Lari, any statute or regulation applicable to the Purchaser or Lari.

7.4 Share Transfer Restrictions: No order ceasing or suspending trading in securities of the Purchaser or Lari nor prohibiting the sale of such securities has been issued to the Purchaser or Lari or its directors, officers or promoters or to any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened in writing by an officer or official of a competent authority.

7.5 Issued Share Capital: As at March 19, 1999, the authorized capital of Lari is 100,000,000 shares of which 3,000,000 shares are issued and outstanding. In addition, Lari has 8,000,000 warrants outstanding as of March 19, 1999 which may by the Time of Closing be exchanged or exercised into 8,000,000 shares of Lari.

7.6 Fully Paid Shares: Upon completion of the transactions contemplated in this Agreement, the shares of the common trading stock of Lari issued by Lari to Weintraub will be fully paid and non-assessable shares of the common trading stock of Lari.

7.7 General Security Agreement: The Purchaser will, at Closing, enter into general security agreements (the "Security Agreements") with the Trust to secure the Note and the Weintraub

     Note (which will be subordinated to the Note) provided any such Security Agreements are on terms and conditions reasonably satisfactory to the Purchaser..

7.8 Purchaser's Liabilities: As at the Time of Closing, the Purchaser will not have existing debts or liabilities in excess of $300,000.00.

8    CONDITIONS OF CLOSING

8.1 Conditions of Closing in Favour of the Purchaser: The obligation of Lari and the Purchaser to complete the sale and purchase of the Weintraub Shares is subject to the following terms and conditions for the exclusive benefit of Lari and the Purchaser, to be fulfilled or performed at or prior to the Time of Closing or waived in whole on in part by Lari and the Purchaser at their sole discretion without prejudice to any rights to Lari and the Purchaser may otherwise have:

     (a) Contractual Consents: The Vendors shall have delivered to the Purchaser such waivers, consents and certificates, including but not limited to those described in Schedule O from parties having contractual relations with the Operating Entities as may be necessary including, without limitation, waivers under loan agreements to which the any of the Operating Entities is a party;

     (b) Representations and Warranties: The representations and warranties of the Vendors contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and certificates of the Vendors dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (c) Covenants: All of the covenants and agreements of the Vendors and all other terms of this Agreement to be complied with or performed by the Vendors at or before the Time of Closing shall have been complied with or performed and certificates of the Vendors dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (d) Certificate of Accredited Investor: The Trust and Weintraub have delivered to the Purchaser and Lari a certificate of accredited investor in the form attached as Schedule P to this Agreement;

     (e) Regulatory Consents: There shall have been obtained, from all appropriate federal and state or other governmental or administrative bodies or stock exchanges, such licences, permits, consents, approvals, certificates, registrations and authorization as are required to permit the change of ownership of the Weintraub Shares and the transactions as contemplated herein;

     (f) Material Adverse Change: There shall have been no material adverse changes in the condition of the Assets or the Business (financial or otherwise) since the date of this Agreement up to the Time of Closing;

     (g) No Action or Proceeding: No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict on prohibit the purchase and sale of the Weintraub Shares contemplated hereby;

     (h) No Material Damage: No damage by fire or other hazard to the whole or any material part of the Assets shall have occurred from the date hereof to the Time of Closing;

     (i) No Agreements on Assets or Business: The Purchaser shall be satisfied that there is no fact not disclosed in this Agreement relating to the Assets or the Business which, if known to the Purchaser, might reasonably be expected to have a material adverse effect on the value of the Weintraub Shares;

     (j) No Payments from Shareholders' Equity: The Purchaser shall be satisfied that no payments have been made from the Companies' shareholders' equity accounts and no distributions have been made from the Partnerships without the prior written consent of the Purchaser;

     (k) Purchase and Sale of Minority Shares: The Purchaser has entered into the Minority Shareholder Agreements attached as Schedule Q to this Agreement, on or before the Closing Date;

     (l) Escrow Arrangements: The Trust, Weintraub, Lari and the Purchaser have entered into an escrow arrangement with the Escrow Agent on terms and conditions satisfactory to the Purchaser and Lari ;

     (m)  Weintraub   Consulting   Agreement:   Weintraub  has  entered  into  a
          consulting and non-competition agreement attached as Schedule S to this Agreement;

     (n) Miller Employment Agreement: Larry Miller, an employee of the Vendors, has entered into an employment and non-competition agreement attached as Schedule T to this Agreement;

     (o) Opinion of Vendors' Attorney: The Purchaser and Lari have received legal opinions of the Vendors' solicitors, dated as of the date of Closing, respecting the transactions contemplated in this Agreement, consistent with standard agreements for the purchase and sale of funeral businesses.

     If any of the conditions contained in this Subsection 8.1 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of Lari and the Purchaser and Lari, acting reasonably, the Purchaser may, by notice to the Vendors, terminate this Agreement and the obligations of the Vendors, Lari and the Purchaser under this Agreement, provided that the Purchaser may also bring an action against the Vendors for damages suffered by the Purchaser where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty (as the same may be modified by a notice pursuant to Subsection 3.14(b)) by the Vendors. Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty

8.2 Conditions of Closing in Favour of the Vendors: The purchase and sale of the Weintraub Shares are subject to the following terms and conditions for the exclusive benefit of the Vendors to be fulfilled or performed at or prior to the Time of Closing:

     (a) Representations and Warranties: The representations and warranties of Lari and the Purchaser contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time and a certificate of Lari and the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendors, such certificate to be in form and substance satisfactory to the Vendors acting reasonably;

     (b) Covenants: All of the terms, covenants and conditions of this Agreement to be complied with or performed by Lari and the Purchaser at or before the Time of Closing shall have been complied with or performed and a certificate of Lari and the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendors, such certificate to be in form and substance satisfactory to the Vendors acting reasonably;

     (c) The Purchaser will, at Closing, enter int general security agreements with the Trust to secure the Note and the Weintraub Note (which will be subordinated to the Note), a stock pledge agreement and a trademark security agreement on terms and conditions reasonably satisfactory to the Vendors; and

     (d) Lari will, at Closing, enter into a guarantee of the Purchaser's obligations under this Agreement, the Note and the Weintraub Note on terms and conditions reasonably satisfactory to the Vendors.

     If any of the conditions contained in this Subsection 8.2 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendors, acting reasonably, the

     Vendors may, by notice to Lari and the Purchaser, terminate this Agreement and the obligations of the Vendors and the Purchaser under this Agreement, provided that the Vendors may also bring an action against the Purchaser for damages suffered by the Vendors where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representations or warranty by the Purchaser. Any such condition may be waived in whole or in part by the Vendors without prejudice to any claims they may have for breach of covenant, representation or warranty.

8.3 Parties' Efforts: The parties shall use reasonable commercial efforts to satisfy the conditions contained in Section 7.

9    CLOSING ARRANGEMENTS

9.1 Place of Closing: The closing shall take place at the Time of Closing at the offices of DuMoulin & Boskovich at Suite 1800, 1095 West Pender Street, Vancouver, B.C.

9.2 Transfer: At the Time of Closing, upon fulfilment of all the conditions set out in Section 7 that have not been waived in writing by Lari and the Purchaser or the Vendors as the case may be:

     (a) the Purchaser will cause to be delivered to the Escrow Agent a solicitor's cheque in the amount of $506,583.00 payable to the Escrow Agent;

     (b) Lari will issue 513,273 shares in the capital of Lari to the Trust and deliver same to the Escrow agent;

     (c)  the Purchaser will issue the Note to the Escrow Agent;

     (d)  the Purchaser will issue the Weintraub Note to the Trust; and

     (e) the Vendors shall deliver to the Purchaser certificates respecting all the Weintraub Shares, duly endorsed in blank for transfer and will cooperate with the Purchaser in having the Weintraub Shares transferred to the Purchaser or its nominee and in changing the directors to persons nominated by the Purchaser.

9.3 Further Assurances: Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party to this Agreement, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created by this Agreement.

10   LIABILITY FOR CLAIMS

10.1 Claims: If any person shall make any claim or demand against any of the Operating Entities or the Purchaser which gives rise or may give rise to any Claim, the Purchaser shall promptly notify Weintraub giving the general nature of such claim or demand along with such further information known to the Purchaser as may be reasonably required to enable Weintraub to decide whether or not to assume the defence thereof. The Purchaser shall not be under any liability or obligation to Weintraub for any failure to so notify Weintraub or for the sufficiency of the notice unless and then only to the extent that the rights and remedies of the Operating Entities, or Weintraub shall have been prejudiced as a result. Weintraub shall be entitled (but not required) to assume the defence in the name of the Operating Entities of any suit brought against the Purchaser or the Operating Entities to enforce such claim or demand and to assert any counterclaim of the Operating Entities if, but only if, the Purchaser shall be entitled to make a Claim for the full amount of the claim or demand, and if the defence shall be through legal counsel acceptable to the Purchaser, acting reasonably. Weintraub shall indemnify and save harmless the Purchaser, the Operating Entities of and from all costs and expenses incurred or to be incurred in connection with such defence. Such right shall be subject to the rights of any insurer to defend any action. In all cases, the Purchaser shall have the right to retain at its own expense, additional counsel to act on its behalf. Weintraub shall not settle or (without giving the Purchaser a reasonable opportunity to take carriage thereof) abandon any such claim or demand which it has elected to defend unless they have first unconditionally acknowledged to the Purchaser that they will pay to the Purchaser the full amount of such claim or demand. Weintraub shall keep the Purchaser reasonably informed as to the progress thereof. The Purchaser shall at all times cooperate in all reasonable ways with, make all its relevant files and records and those of the Operating Entities available for inspection and copying by, and make its employees and those of the Operating Entities reasonably available or otherwise render reasonable assistance to, Weintraub (i) in the defence of any claim or demand for which indemnity is sought hereunder and (ii) in any action brought by Weintraub to assert any related claim, counterclaim or right of subrogation under Subsection 9.3 hereof No claim or demand may be settled or compromised by the Purchaser without the written consent of Weintraub, such consent not to be unreasonably withheld.

10.2 Subrogation: Weintraub and the Trust shall be subrogated to the claims and rights of the Purchaser and the Operating Entities as against other Persons, and shall be entitled to contribution from any such Person, with respect to any Claim paid by Weintraub and the Trust under this Section 9, but only after the Purchaser shall have received payment in full of its Claim with interest.

10.3 Insurance: The Vendors shall not be liable to the Purchaser with respect to any liability of the Operating Entities if and to the extent that:

     (a) the Operating Entities would have been insured against such liability under the insurance coverage maintained by the Operating Entities, as the case may be, prior to the Closing; and

     (b) the Operating Entities are not insured against such liability at the time the liability arises.

     The Purchaser shall take all steps necessary to make claims under the Companies and Partnerships insurance policies with respect to any liability of the Operating Entities which could be the subject of any Claim and the Vendors shall not be liable to the Purchaser with respect to any Claim to the extent that they have been prejudiced by a failure to make such claim. Nothing in this Subsection 9.3 shall effect any rights of subrogation.

11   INDEMNITY

11.1 Known Actions and Proceedings: The Trust and Weintraub, jointly and severally, hereby indemnity and saves harmless the Operating Entities, the Purchaser and Lari and their successors and assigns from and against any and all losses, liabilities, damages, costs, increases in insurance premiums for policies (comparable to existing coverage at the Effective
     Date) for renewals to December 31, 1999, and expenses of any kind whatsoever including, without limitation, the costs of defending, cross-claiming or claiming against third parties in respect of any action, claim or matter, including legal fees, costs and disbursements on a solicitor and his own client basis and at all court and administrative levels, which at any time or from time to time may be paid, incurred or asserted against the Operating Entities, the Purchaser or Lari, as to a direct or indirect result of the outstanding claims listed in Schedule L or any actions, claims, demands, lawsuits, assessments, penalties, prosecutions or governmental investigations by or against the Operating Entities in respect of the operation of the Business up to and including the Effective Date, provided that such liability is not the result of any actions taken by the Purchaser after the Effective Date, or in respect of any action, claim or matter, including legal fees (on a solicitor and his own client basis), costs and disbursements and at all court and administrative levels, which at any time or from time to time may be paid, incurred or asserted against the Operating Entities, the Purchaser or Lari, as to a direct or indirect result of the sale of any of the interests of the limited partnership units of the Partnerships to the Purchaser, Lari, Neptune or Heritage, as the case may.

11.2 Right to Set-Off: The Operating Entities, the Purchaser and Lari have the right to set-off any amount owed by the Trust or Weintraub to the Operating Entities, the Purchaser or Lari, pursuant to Subsection 10.1 of this Agreement, against any money due and owing to Weintraub or to the Trust (at the option of the Operating Entities, the Purchaser or Lari) from the Purchaser under this or any other agreement between the Purchaser and Weintraub or the Trust.

12   GENERAL MATTERS

12.1 Governing Law and Arbitration: This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules of the American Arbitration Association which rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The place of arbitration shall be Los Angeles, California. The language of arbitration shall be English. The parties expressly waive and forego any right to punitive, exemplary or other similar damages unless an applicable statute requires the award of such damages or that compensatory damages be increased in a specified manner. This provision is not intended to apply to any award of arbitration costs to a party to compensate for dilatory or bad faith conduct in the arbitration pursuant to this paragraph. The prevailing parties shall also be entitled to an award of reasonable attorney's fees.

12.2 Entire Agreement: Except as may be otherwise expressly agreed between the parties in writing, this Agreement, the Security Agreements, Note and Weintraub Note constitute the entire agreement between the parties pertaining to the subject matter and there are no oral statements, warranties, representations or other agreements between the parties in connection with the subject matter except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

12.3 Assignment: The Vendors will not assign their interests in this Agreement without prior written consent of the Purchaser. Prior to payment of the Purchase Price in full, the Purchaser may not assign its interests in this Agreement without any prior written consent of the Vendors.

12.4 Public Notices: Except as required by applicable law, regulatory authority or any listing or trading agreement, no press release or other announcement concerning this transaction shall be made by the Vendors or the Purchaser without the prior approval of the other, such approval not to be unreasonably withheld.

12.5 Confidential Information: The Purchaser and each of the Vendors covenant to hold in strict confidence all information obtained in connection with the transactions which are the subject matter of this Agreement. If the transactions which are the subject matter of this Agreement are not completed, this covenant shall continue in full force and effect. All confidentiality obligations of the Purchaser with respect to the Vendors, including but not limited to the Partnerships, shall cease upon Closing. Notwithstanding the Closing, each of the Vendors covenants to maintain as confidential all confidential information respecting the Purchaser in that Vendor's possession prior to Closing and all information obtained in connection with the transactions which are the subject matter of this Agreement including all information concerning the Purchaser other than information provided to that Vendor's personal advisers for the purpose of filing personal tax returns and other similar matters and other than as may be required to be disclosed by law and other than information that becomes generally available to the public other than as a result of a disclosure by the Vendors or their representatives.

12.6 Non-Waiver: No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto. No investigations made by or on behalf of the Vendors at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto.

12.7 Indemnification in Respect of Brokers or Agents: Except for any fee payable to John Brown or any other finder or broker engaged by the Purchaser or Lari, Weintraub and the Trust severally indemnifies and saves harmless the Purchaser and the Operating Entities from and against any claim for commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who claims to be so entitled by virtue of a contract or other arrangement with such Vendor.

12.8 Expenses: All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. The Purchaser shall not bear any legal, accounting or other costs incurred by the Vendors. The Vendors shall not bear any legal, accounting or other costs incurred by the Purchaser.

12.9 Notices: Any notice or other communication required or permitted to be given hereunder shall be in writing and delivered or sent by overnight mail, overnight delivery or telefax and, if telefaxed, shall be deemed to have been received on the next Business Day following transmittal and acknowledgment of receipt by the recipient's telefax machine or if delivered by hand shall be deemed to have been received at the time it is delivered. Notices addressed to an individual shall be validly given if left on the premises indicated below. Notice of change of address shall also be governed by this Subsection 11.9. Notices shall be delivered or addressed as follows:

     (a)  If to the Purchaser:

          Brent Lokash
          Barrister & Solicitor
          1708 - 808 Nelson Street
          Vancouver, BC. V6Z 2H2
          Fax (604) 681-9579

     (b)  If to the Vendors:

          Stein & Flugge, LLP
          9200 Sunset Boulevard, Suite 825
          Los Angeles, California 90069-3686
          Fax (310) 273-8706
          Attention: Valerie Flugge, Esq.

     Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

12.10 Time of the Essence: Time shall be of the essence of this Agreement.

12.11 Further Assurances: Each of the parties hereto agrees promptly to do, make, execute, deliver or cause to be done, made, executed or delivered at their own expense all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving effect to this Agreement whether before or after the Closing.





         [The remainder of this page has been intentionally left blank.]

12.12 Severability: If any covenant, obligation or agreement of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by the law.

12.13 Counterparts: This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first hereinabove written.


LARI ACQUISITION COMPANY, INC.               LARI CORP.


Per: /s/ Suzanne L. Wood                     Per: /s/ Suzanne L. Wood
     --------------------------------             ------------------------------
     Authorized Signatory                         Suzanne Wood, President


EMANUEL WEINTRAUB
INTER VIVOS TRUST


Per: /s/ Emanuel Weintraub
     --------------------------------
     Emanuel Weintraub, Trustee


NEPTUNE MANAGEMENT CORP.                     NEPTUNE PRE-NEED PLAN, INC.


Per: /s/ Emanuel Weintraub                   Per: /s/ Emanuel Weintraub
     --------------------------------             ------------------------------
     Emanuel Weintraub                            Emanuel Weintraub


HERITAGE ALTERNATIVES, INC.


Per: /s/ Emanuel Weintraub
     --------------------------------
         Emanuel Weintraub

SIGNED, SEALED AND DELIVERED by            )
EMANUEL WEINTRAUB in the presence of:      )
                                           )
/s/Valerie V. Flugge                       )
------------------------------------------ )
Witness Signature                          )
9200 Sunset Blvd., Suite 825               )
Los Angeles, CA  90069  USA                )
------------------------------------------ )
Address                                    )    /s/ Emanuel Weintraub
                                           )    -----------------------------
Attorney                                   )    EMANUEL WEINTRAUB
------------------------------------------ )
Occupation                                 )